                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 1st, 2000, is by and between MUSE TECHNOLOGIES, INC. (the "Company") and KINGSBRIDGE CAPITAL LIMITED (the "Investor").

        WHEREAS, the Company and the Investor have entered into that certain Private Equity Line Agreement, dated as of the date hereof (the "Equity Line Agreement"), pursuant to which the Company may issue, from time to time, to the Investor up to $18,000,000 worth (as determined in accordance with the Equity Line Agreement) of common shares, par value $.015 per share, of the Company (the "Common Stock");

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor entering into the Equity Line Agreement, the Company has issued to the Investor a warrant dated as of the date hereof, exercisable from time to time within four (4) years following the six-month anniversary of the date of issuance (the "Warrant") for the purchase of an aggregate of up to 200,000 shares of Common Stock at a price specified in such Warrant;

        WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Equity Line Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined in the Equity Line Agreement) as set forth herein;

        NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrant, and in the Equity Line Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Equity Line Agreement):

                                    ARTICLE I

                               REGISTRATION RIGHTS

Section 1.1.   REGISTRATION STATEMENT.

               (a) Filing of the Registration Statement. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall file with the SEC within forty (40) days following the Subscription Date a registration statement on Form SB-2 under the Securities Act or such other form as deemed appropriate for the registration for the resale by the Investor of the Registrable Securities (the "Registration Statement").

               (b) Effectiveness of the Registration Statement. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in any event no later than one hundred twenty (120) days after Subscription Date and to insure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

               (c) Failure to Obtain Effectiveness of the Registration Statement. In the event the Company fails for any reason to obtain the effectiveness of the Registration Statement within the time period set forth in
Section 1.1(b), upon the election of the Investor to terminate the Equity Line Agreement in accordance with Section 2.4(a)(ii) in respect thereof, the Company shall pay to the Investor, within three (3) Trading Days of the date on which the Company receives notice of such termination, seventy-five thousand dollars $75,000 by wire transfer of immediately available funds into an account designated by the Investor, which amount shall be deemed to be liquidated damages, and notwithstanding anything to the contrary set forth in this Agreement or the Equity Line Agreement, in full satisfaction of all of the obligations of the Company pursuant to this Agreement and the Equity Line Agreement other than its obligations under Section 2.2 of this Agreement and
Section 10.1 of the Equity Line Agreement as the same relate to the Company's obligations in respect of the Investor's counsel and the obligation of the Company in respect of the immediately following sentence. In the event that the Equity Line Agreement is terminated by the Investor and the Company pays the liquidated damages to the Investor as set forth in this Section 1.1(c), the Company shall promptly take all commercially reasonable actions necessary to cause the Warrant Shares to be registered for sale by the Investor.

               (d) Failure to Maintain Effectiveness of Registration Statement. In the event the Company fails to maintain the effectiveness of the Registration Statement (or the underlying prospectus) throughout the period set forth in
Section 4.2, other than temporary suspensions as set forth in Section 1.1(e) or 2.1(h), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to one percent (1%) of the aggregate Purchase Price of all of the Registrable Securities then held by the Investor for the each of the seven-calendar-day periods (or portion thereof) of an Ineffective Period. Such payments shall be made on the first (1st) Trading Day after the earliest to occur of (i) the expiration of the Commitment Period, (ii) the expiration of an Ineffective Period, (iii) the expiration of the first twenty-eight (28) calendar days of an Ineffective Period and (iv) the expiration of each additional twenty-eight (28) calendar-day period during an Ineffective Period; provided, however, that the foregoing payments shall not apply in respect of Registrable Securities that are otherwise freely tradable by the Investor.

               (e) Deferral or Suspension During a Blackout Period. Sections 1.1
(c) and (d) notwithstanding, if the Company shall furnish to the Investor notice signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has, by duly authorized resolution, determined in good faith that it would be seriously detrimental to the Company and its shareholders for the Registration Statement to be filed (or remain in effect) and it is therefore essential to defer the filing of such Registration Statement (or temporarily suspend the effectiveness of such Registration Statement or use of the related prospectus) (a "Blackout Notice"), the Company shall have the right
(i) immediately to defer such filing for a period of not more than thirty (30) days beyond the date by which such Registration Statement was otherwise required hereunder to be filed or (ii) suspend such effectiveness for a period of not more than thirty (30) (any such deferral or suspension period of up to thirty days, a "Blackout Period"). The Investor acknowledges that it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend such effectiveness) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period. Following such deferral or suspension, the Investor shall be entitled to such additional number of shares of Common Stock as set forth in Section 2.6 of the Equity Line Agreement.

               (f) Liquidated Damages. The Company and the Investor hereto acknowledge and agree that the sums payable under subsections 1(c) or 1(d) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Investor is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and
(iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

               (g) SEC Disapproval. Sections 1.1 (b) and (c) notwithstanding, the date by which a Registration Statement is required to become effective shall be extended without default or liquidated damages in the event that the Company's failure to obtain effectiveness of a Registration Statement by no later than one hundred twenty (120) days after Subscription Date results solely from the SEC's disapproval of the structure of the transactions contemplated by the Equity Line Agreement. In such event, the parties agree to cooperate with one another in good faith to arrive at a resolution acceptable to the SEC and the Company shall not be in default hereunder or under the Equity Line Agreement and no liquidated damages shall accrue against or be owing by the Company if the parties are unable to arrive at such a resolution.

               (h) Additional Registration Statements. In the event and to the extent that the Registration Statement fails to register a sufficient amount of Common Stock necessary for the Company to issue and sell to the Investor and the Investor to purchase from the Company all of the Registrable Securities to be issued, sold and purchased under the Equity Line Agreement and the Warrant, the Company shall prepare and file with the SEC an additional registration statement or statements in order to effectuate the purpose of this Agreement, the Equity Line Agreement, and the Warrant.

                                   ARTICLE II

                             REGISTRATION PROCEDURES

Section 2.1. FILINGS; INFORMATION. The Company shall effect the registration with respect to the sale of the Registrable Securities by the Investor in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

               (a) The Company shall (i) prepare and file with the SEC a Registration Statement on Form SB-2 or on such other form promulgated by the SEC for which the Company then qualifies, that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of the Registrable Securities; (ii) use comercially reasonable efforts to cause such filed Registration Statement to become and to remain effective (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 1.1(b) and in order to effectuate the purpose of this Agreement, the Equity Line Agreement, and the Warrant; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement; provided, however, that the Investor shall be responsible for the delivery of a prospectus to the Persons to whom the Investor sells the Put Shares, the Blackout Shares and the Warrant Shares.

               (b) If so requested by a managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities being sold in connection with the filing of a Registration Statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (a "Shelf Registration"), the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(b)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

               (c) In connection with the filing of a Shelf Registration, the Company shall enter into such reasonable agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) if an underwriting agreement is entered into, it shall contain indemnification provision and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

               (d) Five (5) Trading Days prior to filing the Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and to counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of the Registration Statement, prospectus and/or any amendments or supplements thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

               (e) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by the Registration Statement such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in the Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

               (f) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

               (g) The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of each jurisdiction in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), subject itself to taxation in any such jurisdiction, consent or subject itself to general service of process in any such jurisdiction or change any existing business practices, benefit plans or outstanding securities.

               (h) The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of an offering of Registrable
Securities: (v) receipt of any request by the SEC or any other federal or state governmental authority for additional information, amendments or supplements to the Registration Statement or related prospectus; (w) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (x) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (y) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect and that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (z) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.

               (i) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

               (j) The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or its auditors concerning the Registration Statement and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided, however, that prior to any disclosure or release pursuant to the immediately preceding clause, the Inspectors shall provide the

Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose; provided, however, that upon any such required disclosure, such Inspector shall use his or her best efforts to obtain reasonable assurances that confidential treatment will be afforded such information. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

               (k) To the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

               (l) The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

               (m) The Company shall appoint a transfer agent and registrar for all of the Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

               (n) The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the NASD or any state securities commission. The Investor agrees to provide such information requested in connection with such registration within five (5) Business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

Section 2.2. REGISTRATION EXPENSES. The Company shall pay all registration expenses incurred in connection with the Registration Statement (the "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(k) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration,
(viii) all reasonable fees and expenses of counsel for the Investor incurred in connection with the review, and assistance in preparation, of the Registration Statement up to $7,500, unless a greater amount is required due the nature of the review performed by Investor's counsel or the extent of assistance provided by Investor's counsel (an estimate of such greater fees and expenses of such firm of counsel to be provided to the Company prior to the undertaking of such counsel's review or assistance), (ix) premiums and other costs of the Company for policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered (which such premiums and other costs in respect of Private Equity Insurance shall be limited as provided in the Equity Line Agreement), and (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities pro rata on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

Section 3.1. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein under the circumstances not misleading, and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other expenses reasonably incurred by the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, or any such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's (or any other indemnified Person's) failure to send or give a copy of the final prospectus or supplement (as then amended or supplemented) to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement; provided, further, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof.

Section 3.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS. All claims for indemnification under Section 3.1 shall be asserted and resolved in accordance with the provisions of Section 9.2 of the Equity Line Agreement.

Section 3.3. ADDITIONAL INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

Section 3.4. CONTRIBUTION. If the indemnification provided for in this Article III is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.4, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Investor were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1. NO OUTSTANDING REGISTRATION RIGHTS. Except as set forth on Schedule 4.1, the Company represents and warrants to the Investor that, except as set forth in the SEC Documents, there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at the earlier of (i) such time that is two years following the termination of the Equity Line Agreement or (ii) such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, paragraphs (c) and (d) of Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

Section 4.3. RULE 144. The Company will file in a timely manner, information, documents and reports in compliance with the Securities Act and the Exchange Act and will, at its expense, promptly take such further action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("Rule 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements.

Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities (unless sold pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act), provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Equity Line Agreement and the Warrant(s) sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 4.7. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 4.8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
               If to the Company:

               Muse Technologies, Inc.
               1601 Randolph, SE, Suite 210
               Albuquerque, New Mexico 87106
               Telephone: (505) 843-6873
               Facsimile: (505) 766-9123
               Attention: Mr.Brian R. Clark, President


with a copy (which shall not constitute notice) to:


               Proskauer Rose LLP
               1585 Broadway
               New York, New York 10036-8299
               Telephone: (212)-969-3000
               Facsimile: (212)-969-2900
               Attention: Neil S. Belloff, Esq.


if to the Investor:

               Kingsbridge Capital Limited
               c/o Kingsbridge Corporate Services Limited
               Main Street
               Kilcullen, County Kildare
               Republic of Ireland
               Telephone: 011-353-45-481-811
               Facsimile: 011-353-45-482-003
               Attention: Mr. Adam Gurney

with a copy (which shall not constitute notice) to:

               Clifford Chance Rogers & Wells LLP

               200 Park Avenue, 52nd Floor
               New York, NY  10166
               Telephone: (212) 878-8000
               Facsimile: (212) 878-8375
               Attention: Keith M. Andruschak, Esq.


Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 4.9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of New York.

Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.13. ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                            MUSE TECHNOLOGIES, INC.


                                            By: /s/ Brian R. Clark
                                              ----------------------------------
                                              Brian R. Clark
                                              President

                                            KINGSBRIDGE CAPITAL LIMITED


                                            By: /s/ Valentine O'Donoghue
                                              ----------------------------------
                                              Valentine O'Donoghue
                                              Director